Exhibit 99.1

MEDIA CONTACTS:

Charlyn Lusk

clusk@stantonprm.com

646-502-3549

FOR IMMEDIATE RELEASE

EDGAR Online and UBmatrix Complete Merger to Create Global XBRL Leader

in Filing Creation Services, Data Products, and Software

• Significant Milestone in Evolution of EDGAR Online

• Company Well Positioned for Massive Expansion of XBRL Filing Market in 2011

NEW YORK – November 23, 2010 – EDGAR® Online, Inc. (NASDAQ: EDGR) today announced the completion of a merger that creates the first global, end-to-end provider of solutions for the creation, validation and analysis of XBRL (eXtensible Business Reporting Language) content. The stockholders of EDGAR Online approved the stock issuances contemplated by the merger agreement at the Company’s 2010 Annual Meeting on November 18, 2010 following previous approvals by the Board of Directors of the Company, and the Board of Directors and shareholders of UBmatrix. UBmatrix, one of the original inventors of the XBRL financial standard, will operate as a wholly-owned subsidiary of EDGAR Online, maintaining its existing brands.

“I am extremely pleased that we have completed this strategic merger of two of the leading companies in XBRL today,” said John Connolly, Interim CEO of EDGAR Online. “UBmatrix has strong expertise and leadership in the software used by global regulators—including the U.S. Securities and Exchange Commission through its contract with Keane Federal Systems—as well as by major corporations through its enterprise software partners such as Oracle and SAP. UBmatrix’s products are great complements to our existing filing creation services and data products that will enable us to efficiently expand our XBRL footprint, take advantage of new partnerships, customers and efficiencies, and capitalize on a dynamic and growing market.”

EDGAR Online noted that the users of and applications for XBRL are growing rapidly, driven in part by government regulations. As mandated by the SEC, in June 2011 more than 8,000 additional public, private and foreign companies will begin filing in XBRL, and beginning in January 2011 more than 8,000 mutual funds must file their risk/return summaries in XBRL.

“Businesses, regulators, investors and analysts are quickly coming to understand the tremendous power that XBRL offers to access business information quickly and better understand business performance,” said Barry Schuler, Managing Director, DFJ Growth Fund, who is expected to join the EDGAR Online Board in the near future. “Separately, EDGAR Online and UBmatrix were two of the primary catalysts of XBRL’s growth. Combined, we believe that the company will not only build on that success but will also drive new solutions that will advance the industry.”

The merger with UBmatrix marks a significant milestone in EDGAR Online’s transformation from a niche provider of U.S. SEC EDGAR documents into a leading provider of XBRL products and services that improve the flow of business information, and a business with diverse revenue streams that is well positioned to capitalize on the exploding XBRL market. The combined company will have the ability to serve customers with a comprehensive set of products and services, great depth of experience and a strong set of partners in the XBRL market.

The merger follows a number of significant achievements this year for EDGAR Online, including strengthening its management team through the additions of David Price as CFO and Diana Bourke as COO; creation of the first “As Reported” XBRL data set (subsequently purchased by the SEC); and the formation of a number of partnerships with leading financial printers that give EDGAR Online a leadership position in the emerging mutual find XBRL filings market.

Financial Details

The merger was an all equity transaction with the issuance by EDGAR Online of preferred and common shares equal to approximately 16% of the Company’s common stock on a fully diluted basis, subject to post-closing adjustments. In addition to the merger consideration, current UBmatrix shareholders have invested an additional $2 million in cash into the Company through the purchase of additional EDGAR Online preferred shares (convertible into 1,381,088 common shares of EDGAR Online as of January 28, 2015). Further details may be found in EDGAR Online’s definitive proxy statement filed with the SEC on October 20, 2010.

About EDGAR® Online, Inc.

EDGAR Online (NASDAQ: EDGR) is a leading global provider of XBRL (eXtensible Business Reporting Language) solutions that improve the flow of business information. The company delivers solutions through its integrated portfolio of filing creation services, data and analysis products and software. Clients include thousands of U.S. public companies, mutual funds, leading financial analysts and institutional investors as well as global regulators such as the FDIC, Banque de France, and Keane Federal Systems under contract to the U.S. Securities and Exchange Commission. Software solutions for global enterprises and regulators are developed by UBmatrix, Inc., a wholly owned subsidiary. The company delivers its services through an extensive network of OEM and implementation partners including Oracle, PR Newswire, RR Donnelley, and SAP. To learn more about EDGAR Online visit www.edgar-online.com.

Use of Forward-Looking Statements

Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this press release. These statements relate to future events and/or our future financial performance and include, without limitation, statements regarding our future growth prospects, future demand for our XBRL business, future innovations in our data and solutions and subscriptions business, the integration of UBmatrix into our business and the approval by our shareholders of certain transactions contemplated by the merger agreement. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the SEC, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, (iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions, (ix) the level of demand and market acceptance of our services, (x) changes in our business strategies and (xi) risks relating to the merger with UBmatrix, Inc. and the integration of its business into ours.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

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